EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Walsh International Inc. and Subsidiaries (the "Company") on Form S-8, of our report dated September 1, 1995 except Notes 2 and 17, as to which the date is April 16, 1996, on our audits of the consolidated financial statements as of June 30, 1994 and 1995, and for the year ended December 31, 1992, the six months ended June 30, 1993 and the years ended June 30, 1994 and 1995, which report is included in (i) the Company's Registration Statement on Form S-1 (file no. 333-316), relating to the sale of 2,850,000 shares of the Company's common stock, $.01 par value, and (ii) the Prospectus, dated April 16, 1996, constituting a part of such Registration Statement, which Prospectus was filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


                                            COOPERS & LYBRAND L.L.P.
                                           /s/ Coopers & Lybrand L.L.P.


Stamford, Connecticut
August 20, 1996